UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreements

On February 2, 2018, The TJX Companies, Inc. (“TJX” or the “Company”) entered into new employment agreements effective February 4, 2018 with Scott Goldenberg, Senior Executive Vice President, Chief Financial Officer, and Richard Sherr, Senior Executive Vice President, Group President. The agreements replace the executives’ respective existing employment agreements and, unless terminated earlier in accordance with their terms, will continue until January 30, 2021. The agreements provide for a minimum annual base salary of $900,000 for Mr. Goldenberg and $1,050,000 for Mr. Sherr, and for participation in the Company’s Stock Incentive Plan (“SIP”), Long Range Performance Incentive Plan (“LRPIP”) and Management Incentive Plan (“MIP”) at levels commensurate with their respective position and responsibilities. The agreements also entitle the executives to participate in TJX’s fringe benefit and deferred compensation programs.

Under the agreements, upon an involuntary termination without cause (or a voluntary termination in connection with forced relocation) prior to the end of the term, each executive is entitled to continued salary and any automobile allowance for 24 months; amounts sufficient after taxes to cover the cost of any COBRA continuation of health benefits during the salary continuation period, subject to possible early termination if the executive obtains other coverage; outstanding cash incentive awards under MIP and LRPIP for each uncompleted year or award cycle, to the extent applicable performance goals are met and adjusted to reflect the executive’s period of service during the year or cycle; outstanding SIP awards in accordance with their terms; and vested and accrued, but unpaid, pay and benefits. The same benefits would be payable to the executives upon termination of employment during the term due to death or disability, except that salary continuation would be adjusted for any long-term disability benefits, and MIP awards would be paid at the target amounts without proration. A termination of employment at the end of the agreement term would be treated as an involuntary termination without cause if the executive does not receive an offer from TJX of continued service in a comparable position. During the term of the respective agreement, if the executive terminates employment voluntarily (other than in connection with a forced relocation), he would be entitled to his outstanding SIP awards in accordance with their terms and vested and accrued, but unpaid, pay and benefits.

If a change of control of TJX were to occur before the end of the term of the agreement, each executive would be entitled to a lump sum settlement at target award amounts of MIP and LRPIP awards for which the performance period or cycle had not ended, in addition to payment of any earned but unpaid amounts under those programs, plus any benefits under the SIP and TJX’s deferred compensation plans. If, during the 24-month period following the change of control (without regard to the scheduled term of the agreement), the executive’s employment were to terminate by reason of an involuntary termination without cause, a voluntary termination for good reason (as defined in the agreements), or death or disability, in lieu of other severance benefits each executive would be entitled to a lump sum payment equal to two times the sum of his annual base salary, target MIP award amount most recently granted to him prior to the change of control, and annual automobile allowance; continued health and life insurance benefits (or a comparable alternative arrangement) for two years, except to the extent the executive has coverage from another employer; any benefits under the SIP; and vested and accrued, but unpaid, pay and benefits. For this purpose, base salary would be adjusted for any long-term disability benefits and would be based on the higher of the executive’s salary rate prior to termination or the change of control. Each executive would receive his outstanding SIP awards in accordance with their terms and vested and accrued, but unpaid, pay and benefits upon a voluntary termination without good reason following a change of control. Under their agreements, the executives are not entitled to any tax gross-up payment for any “golden parachute” excise tax on change of control benefits, but payments and benefits to each executive would be reduced if and to the extent the reduction is more favorable to the executive on an after-tax basis. Each executive would also be entitled to receive payment for all legal fees and expenses reasonably incurred by the executive in seeking enforcement of contractual rights following a change of control.

Under the agreements, the executives agreed to post-employment undertakings regarding non-solicitation and non-competition for 24 months and confidentiality with respect to TJX’s confidential and proprietary information. Severance and other benefits are conditioned on compliance with these covenants, except that upon a change of control, the executive would no longer be subject to any post-employment covenant not to compete.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated By-laws

On February 2, 2018, the Board of Directors (the “Board”) of TJX amended and restated TJX’s by-laws. The following is a summary of the material changes of the amendments that modified the advance notice requirements, implemented proxy access and permitted electronic transmission of notices for stockholder and Board meetings (and other administrative updates):

Article II Section (b) was amended to modify the requirements for stockholders to nominate a person for election to the Board or to propose other business to be transacted by the stockholders at an annual meeting.

Article II Section (c) was amended to implement proxy access. As amended, the section permits up to 20 stockholders, owning at least 3% of TJX’s outstanding common stock continuously for at least three years, to nominate for election to the Board and include in TJX’s proxy materials up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the various notice, timeliness, eligibility, ownership and other requirements specified in the by-laws.

Article V, Article XII and Article XXII were amended to permit electronic transmission of notices for stockholder meetings, electronic transmission of notices for Board meetings, and electronic waivers of notice for Board meetings, respectively, in each case to the extent permitted by applicable laws and regulations.

In addition to the amendments described above, the Board also adopted other minor, clarifying and conforming amendments to those and other sections of the by-laws.

The foregoing description is qualified in its entirety by reference to the full text of TJX’s by-laws as amended and restated, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	By-laws as amended and restated through February 2, 2018

EXHIBIT INDEX

Exhibit Number	Description

3.1	By-laws as amended and restated through February 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Alicia C. Kelly
Alicia C. Kelly
Executive Vice President, Secretary and General Counsel

Dated: February 5, 2018